Exhibit 23.2

                              Baum & Company, P.A.
                         1515 University Dr., Suite 209
                          Coral Springs, Florida 33071


                  Consent of Independent Certifying Accountant


We consent to the use of our report dated April 13, 2005 on our audit of the financial statements of Tidelands Oil & Gas Corporation as of December 31, 2003 and 2004 and to all references to this firm included in the Form SB-2/A Registration Statement of Tidelands Oil & Gas Corporation.


Hollywood, Florida                       /s/  Baum & Company, P.A.
April 15, 2005